EXHIBIT 21


SUBSIDIARIES OF COLORADO INTERSTATE GAS COMPANY

                                                                    State of
                                                                 Incorporation


CIG Exploration, Inc............................................    Delaware
CIG Field Services Company......................................    Delaware
Colorado Water Supply Company...................................    Delaware
   Subsidiary:
      Colorado Interstate Production Company....................    Delaware